EXHIBIT 24.0

Power of Attorney
The directors of Heritage Financial Corporation (the “Company”) whose signatures appear below, hereby appoint Bryan D. McDonald as their attorney-in-fact to sign, in their name and behalf and in any and all capacities stated below, the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 pursuant to Section 13 of the Securities Exchange Act of 1934, and likewise to sign any and all amendments relating thereto as shall be necessary, and to file same, with exhibits hereto, and such persons hereby grant to each such attorney-in-fact the power to act with or without the other and full power of substitution and revocation and hereby ratify all of that any such attorney-in-fact or his substitute may do by virtue hereof.
This Power of Attorney has been signed by the following persons in the capacities indicated on February 27, 2026:

Signature	Title

/s/ Scott T. Allan
Scott T. Allan	Director

/s/ Brian S. Charneski
Brian S. Charneski	Director

/s/ Trevor D. Dryer
Trevor D. Dryer	Director

/s/ Kimberly T. Ellwanger
Kimberly T. Ellwanger	Director

/s/ Gail B. Giacobbe
Gail B. Giacobbe	Director

/s/ Jeffrey S. Lyon
Jeffrey S. Lyon	Director

/s/ Frederick B. Rivera
Frederick B. Rivera	Director

/s/ Karen R. Saunders
Karen R. Saunders	Director

/s/ Brian L. Vance
Brian L. Vance	Director

/s/ Ann Watson
Ann Watson	Director